UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SCIENCE 37 HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SCIENCE 37 HOLDINGS, INC.
800 Park Offices Drive, Suite 3606
Research Triangle Park, NC 27709
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2023
AND PROXY STATEMENT
March 20, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Science 37 Holdings, Inc. (“Science 37,” the “Company,” “our,” “us,” or “we”), which will be held on Thursday, May 11, 2023, commencing at 9:00 a.m. (Eastern time). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNCE2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
At the Annual Meeting, you will be asked to consider and act upon the following proposals: (1) the election of the two directors named in the Proxy Statement, (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and (3) such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of the matters to be acted upon at the meeting is more fully described in our Proxy Statement.
Record holders of common stock at the close of business on March 13, 2023, the date fixed by our board of directors as the record date for the meeting (the “Record Date”), are entitled to notice of and to vote on any matters that properly come before the Annual Meeting and at any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 800 Park Offices Drive, Suite 3606, Research Triangle Park, NC 27709 for a period of ten days prior to the Annual Meeting and will be available on the virtual meeting site. Such stockholders may also request print copies by following the instructions in the Notice of Internet Availability of Proxy Materials.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We will distribute to stockholders of record as of the Record Date the Notice of Internet Availability of Proxy Materials on March 20, 2023. On or about the same day, we will begin mailing paper copies of our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to stockholders who have requested them. Additional copies, or print copies for those stockholders who received only the Notice of Internet Availability of Proxy Materials, may be obtained by writing to Science 37 Holdings, Inc. at 600 Park Offices Drive, Suite 300, Durham, NC 27709.
Your vote is important. Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

On behalf of the officers, directors and employees of Science 37, I would like to express our appreciation for your continued support.
Sincerely,

/s/ CHRISTINE PELLIZZARI
Christine Pellizzari
Chief Legal and Human Resources Officer & Secretary

SCIENCE 37 HOLDINGS, INC.
800 Park Offices Drive, Suite 3606
Research Triangle Park, NC 27709
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2023
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Science 37 Holdings, Inc. of proxies to be voted at our annual meeting of stockholders to be held on Thursday, May 11, 2023, at 9:00 a.m. (Eastern time), and at any continuation, postponement, or adjournment of thereof (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNCE2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.0001 par value per share, as of the close of business on March 13, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 116,729,430 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) are first being distributed or made available to stockholders, as the case may be, on or about March 20, 2023.
In this Proxy Statement, “Science 37”, “Company”, “we”, “us”, and “our” refer to Science 37 Holdings, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 11, 2023
This Proxy Statement and our 2022 Annual Report on Form 10-K are available at www.proxyvote.com
Purpose of the Annual Meeting
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•
Proposal 1: Election of Bhooshitha B. De Silva and Paul von Autenried, as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors (the “Board” or “Board of Directors”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Bhooshitha B. De Silva and Paul von Autenried as Class II Directors (Proposal 1); and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this Proxy Statement. You are viewing or have received these proxy materials because Science 37’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Science 37 is making this Proxy Statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about March 20, 2023, we sent to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2022 Annual Report and vote online. If you received an Internet Notice, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice and would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and notices by delivering a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Other Information
On October 6, 2021, we consummated the business combination (the “Business Combination”), pursuant to the terms of the Agreement and Plan of Merger, dated May 6, 2021, by and among LifeSci Acquisition II Corp., a Delaware corporation (“LSAQ”), LifeSci Acquisition II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAQ (“Merger Sub”), and Science 37, Inc., a Delaware corporation (“Legacy Science 37”) (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Science 37, with Legacy Science 37 surviving the merger as a wholly owned subsidiary of LSAQ. Upon the closing of the Business Combination (the “Closing”), we changed our name to Science 37 Holdings, Inc.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Who can attend and is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 13, 2023. You may attend and are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. At the close of business on the Record Date, there were 116,729,430 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting.
You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SNCE2023. We believe that a virtual annual meeting provides expanded stockholder access and participation, since stockholders can participate from any location around the world with internet access, as well as improved communication and cost savings for stockholders. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. (Eastern time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. (Eastern time), and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker or other nominee on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, by remote communication or represented by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Broker non-votes (defined below) will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?
Stockholders of Record.
If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern time), on May 10, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you will need the 16-digit control number provided on your proxy card, voting instruction form or Internet Notice, as applicable, or you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
For both stockholders of record and beneficial owners of shares held in “street name,” if you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Science 37 prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the log-in page.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/SNCE2023. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Voting Options	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast on such matter.	“FOR” “AGAINST” “ABSTAIN”	Abstentions and broker non-votes (if any) will have no effect. We do not expect any broker non-votes on this proposal.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have seven (7) directors on our Board. As set forth in our Amended and Restated Certificate of Incorporation, our Board is currently divided into three classes with staggered, three year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. Our current Class I Directors are David Coman, John W. Hubbard and Emily Rollins; our current Class II Directors are Bhooshitha B. De Silva and Paul von Autenried; and our current Class III Directors are Robert Faulkner and Neil Tiwari.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
Nominees for Director
Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated Bhooshitha B. De Silva and Paul von Autenried for election as Class II Directors at the Annual Meeting. As the directors assigned to Class II, Messrs. De Silva’s and von Autenried’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. De Silva and von Autenried will each serve for a term expiring at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class II Directors Messrs. De Silva and von Autenried. In the event that either of Mr. De Silva or Mr. von Autenried should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that either of Mr. De Silva or Mr. von Autenried will be unable to serve if elected. Each of Mr. De Silva and Mr. von Autenried has consented to being named in this Proxy Statement and to serve if elected.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of each of the below Class II Director nominees.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of March 13, 2023 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
Nominees For Class II Director (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:
Name	Age	Position
Bhooshitha B. De Silva	48	Director
Paul von Autenried	61	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:
Bhooshitha B. De Silva. Bhooshitha B. De Silva has been a director on our Board since October 2021. Mr. De Silva has been Senior Vice President, Global Head of Corporate Development and Strategy, at Pharmaceutical Product Development, a global contract research organization providing drug development, laboratory and lifecycle management services, since 2014. Pharmaceutical Product Development, with its affiliates, is a greater than 5% stockholder of the Company. Prior to that, Mr. De Silva served as Vice President, Corporate Development and Head of International, of Optimer, a materials research, development, and testing laboratory, from 2011 to 2014 and Vice President, Head of Business Development and Strategy, of Pfizer, Inc., a pharmaceutical corporation, from 2000 to 2011. Mr. De Silva received a Master of Engineering degree from Imperial College London in 1995, a Master of Science degree in Economics from the London School of Economics in 1997 and a Master of Science degree in Management Science from Stanford University in 2000. We believe that Mr. De Silva is qualified to serve on our Board based on his extensive operational, managerial and strategic experience.
Paul von Autenried. Paul von Autenried has been a director on our Board since September 2022. Mr. von Autenried served as the Chief Information Officer and an Executive Committee member of Bristol Myers Squibb Company, a publicly-traded biopharmaceutical company from 2011 through 2022, and prior to that role, he held various leadership positions since 1996. Prior to joining Bristol Myers Squibb, from 1991 through 1996, he served as Director of Technology at Kraft General Foods. Mr. von Autenried received a Bachelor of Electrical Engineering degree and a Master of Science in Computer Science degree from Stevens Institute of Technology in 1983 and 1986, respectively. Mr. von Autenried is a board member of QuickBase, and a board advisor for several other privately held technology companies, including Intelepeer, SafeGuard Cyber, and Dotmatics. Mr. von Autenried has also served on the board of several non-profit entities, and is currently on the board of PennMedicine Princeton Healthcare. We believe that Mr. von Autenried is qualified to serve on our Board based on his extensive operational and managerial experience, including in the healthcare industry.

Continuing members of the Board of Directors:
Class I Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:
Name	Age	Position
David Coman	53	Chief Executive Officer and Director
John W. Hubbard	66	Director
Emily Rollins	53	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
David Coman. David Coman has been Science 37’s Chief Executive Officer since November 2019 and has also been a director on our Board since October 2021. Prior to joining Science 37, Mr. Coman served as Chief Strategy Officer of ERT, a global data and technology company, from 2016 to 2019. Prior to that, Mr. Coman was Chief Marketing Officer of IQVIA, formerly Quintiles and IMS Health, Inc., a leading global provider of advanced analytics, technology solutions, and clinical research services, where he was also the founder of its Digital Patient business. Prior to Quintiles, Mr. Coman was the Chief Marketing Officer at Dendrite International, a company that develops and services software for the pharmaceutical industry. Earlier in his career, Mr. Coman held a variety of marketing leadership roles in telecommunications, including AOL Local & Long Distance (Talk America), Excel Communications, and Aerial Communications. Mr. Coman received a Bachelor of Arts in Advertising from Michigan State University and a Master of Business Administration degree in Marketing, Entrepreneurship, and Finance from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Coman is qualified to serve on our board of directors based on his expertise in product and business development and strategy.
John W. Hubbard. John W. Hubbard has been a director on our Board since October 2021. Prior to joining Science 37, Mr. Hubbard was the President and Chief Executive Officer of Bioclinica, Inc., an integrated clinical life science solutions provider, from 2015 to 2018, during which he also served as a member of Bioclinica’s board of directors and audit committee. Prior to Bioclinica, Mr. Hubbard held senior executive positions with Pfizer, ICON plc, Parexel, and Hoechst Marion Roussel Pharmaceuticals (now Sanofi). Mr. Hubbard has also served and serves on the boards of directors of various companies, including Agile Therapeutics, Inc. (Nasdaq: AGRX) since October 2014, Signant Health (formerly CRF Health and Bracket) since July 2018, where he also serves as the Chairman of the Board of Directors, and Advarra, Inc. since July 2019, where he also serves as independent director. Mr. Hubbard currently serves as Healthcare Strategic Advisory Board Member of Genstar Capital, a leading middle-market private equity firm, since 2018. Mr. Hubbard has also served as Chairman of the Science & Technology Committee of Agile Therapeutics, from June 2015 to June 2020, where he currently serves as Chairman of the Nominating and Governance Committee since June 2020, and member of the Audit Committee since January 2015 and the Finance Committee since June 2015. Mr. Hubbard received a Bachelor of Science degree from Santa Clara University and a Doctor of Philosophy degree from the University of Tennessee. We believe that Mr. Hubbard is qualified to serve on our board of directors based on his 35 years of expertise in the healthcare industry, as well as his extensive service in boards and committees of numerous companies.
Emily Rollins. Emily Rollins has been a director on our Board since October 2021. Ms. Rollins has served in various positions at Deloitte & Touche LLP (“Deloitte”) beginning in 1992, including as an Audit and Assurance Partner from 2006 to 2020. At Deloitte, Ms. Rollins served technology, media and life sciences companies and guided hundreds of clients through complex audit and reporting processes. Ms. Rollins also served in positions of increasing responsibility, including leadership roles in Deloitte's U.S. Technology, Media, and Telecommunications industry group, Audit Innovation and Transformation, and Diversity and Inclusion. She led firm-wide initiatives to recruit, develop and retain women and diverse professionals as well as transform and modernize Deloitte's audit platform. Ms. Rollins currently serves on the boards of directors and audit committees of Dolby Laboratories, Inc. (NYSE:DLB) and Xometry, Inc. (Nasdaq: XMTR). In addition, Ms. Rollins serves on the boards of several private companies, non-profit entities and associations. Ms. Rollins is a Certified Public Accountant and holds a B.A. degree in Accounting and International Relations from Claremont McKenna College. We believe Ms. Rollins is qualified to serve on our Board based on her extensive experience and service as a director at numerous companies.
Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Position
Robert Faulkner	60	Chairman and Director
Neil Tiwari	36	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Robert Faulkner. Robert Faulkner has been a director on our Board since October 2021. Mr. Faulkner has been a Managing Director at Redmile Group, LLC, a health care- focused investment firm, since February 2008. Prior to Redmile, Mr. Faulkner was a sell-side equity analyst for 16 years, from 1992 to 2008, including at Hambrecht & Quist (now JPMorgan), Thomas Weisel Partners (now Stifel Financial Corp.) and SG Warburg & Co. (now UBS). Mr. Faulkner has also served as a director of MedAvail Holdings, Inc. (Nasdaq: MDVL) since November 2020. Mr. Faulkner received a Bachelor of Arts in Government in 1984 from Harvard College and a Master of Business Administration from the Tuck School of Business at Dartmouth College in 1990. We believe that Mr. Faulkner is qualified to serve on our Board based on his extensive strategic, investment and operational experience in the healthcare industry.
Neil Tiwari. Neil Tiwari has been a director on our Board since October 2021. Mr. Tiwari has served as a Partner of Private Healthcare Ventures at Magnetar Capital, a global hedge fund with over $14 billion of assets under management, based in Evanston, IL, since May 2021. Prior to this role, Mr. Tiwari served as Managing Director of dRx Capital, the digital health venture arm for Novartis, a global healthcare company based in Switzerland, from April 2019 to May 2021. Prior to that, Mr. Tiwari served as Principal of dRx Capital from September 2017 to April 2019, and served in senior product development roles from April 2015 to September 2017. Mr. Tiwari has served on the boards of directors of multiple companies, where he also served as a member of the Compensation and Mergers and Acquisitions Committees. Mr. Tiwari received a Bachelor of Science degree in Biomedical Engineering from Northwestern University in 2008, a Master of Science degree in Biomedical Engineering from Northwestern University in 2008 and a Master of Business Administration degree from the Haas School of Business at the University of California, Berkeley in 2018. We believe that Mr. Tiwari is qualified to serve on our Board based on his expertise in the healthcare industry, as well as his extensive service in boards and committees of numerous companies.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required by our amended and restated bylaws or otherwise, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes (if any) are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Science 37 Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Submitted by the Audit Committee of the Company’s Board of Directors
Emily Rollins (Chair)
Neil Tiwari
Paul von Autenried

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Change in Independent Registered Accounting Firm
As previously disclosed, on October 7, 2021, WithumSmith+Brown PC (“Withum”), LSAQ’s independent registered public accounting firm prior to the Business Combination, was dismissed as LSAQ’s independent registered public accounting firm, which dismissal became effective following the completion of LSAQ’s review of the quarter ended September 30, 2021, which consisted only of the accounts of the pre-Business Combination special purpose acquisition company. In connection with the closing of the Business Combination, our Audit Committee approved the engagement of Ernst & Young LLP, effective as of October 6, 2021, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. The dismissal of Withum and appointment of Ernst & Young LLP were done in connection with the closing of the Business Combination.
Withum’s report on LSAQ’s financial statements as of June 30, 2021 and June 30, 2020, and for the year ended June 30, 2021 and the period from December 18, 2019 (inception) through June 30, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the Business Combination, we changed our fiscal year end from June 30 to December 31.
During the period from December 18, 2019 (inception) through June 30, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company previously provided Withum with a copy of the disclosures made by the Company in regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on October 13, 2021.
During the period from December 18, 2019 (inception) through June 30, 2021 and the subsequent interim period through October 13, 2021, neither LSAQ, nor any party on behalf of LSAQ, consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on LSAQ’s financial statements, and no written report or oral advice was provided to LSAQ by Ernst & Young LLP that was an important factor considered by LSAQ in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined above.
Audit, Audit-Related, Tax and All Other Fees
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and tax services:
Fee Category	2022	2021
Audit Fees (1)	$771,000	$980,100
Audit Related Fees	—	—
Tax Fees (2)	$202,266	$75,705
All Other Fees	—	—
Total Fees	$973,266	$1,055,805
(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2022 also included fees billed for professional services rendered in connection with our Form S-8 registration filings and related consents. Fees for 2021 also included fees billed for professional services rendered in connection with LSAQ’s Form S-4 registration statement and amendments related to the SPAC reverse merger and our Form S-1 and Form S-8 registration filings and related consents.

(2)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young LLP for various permissible tax compliance and tax advisory services.

Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed during 2022.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 13, 2023.
Name	Age	Position
David Coman	53	Chief Executive Officer and Director
Mike Zaranek	51	Chief Financial Officer
Jonathan Cotliar	52	Chief Medical Officer
Darcy Forman	48	Chief Delivery Officer
Christine Pellizzari	55	Chief Legal and Human Resources Officer
Michael Shipton	50	Chief Commercial Officer
Set forth below are descriptions of the backgrounds of each of our executive officers, other than David Coman, whose background is described above under “Proposal 1: Election of Directors.”
There are no family relationships among any of our executive officers or directors.
Mike Zaranek. Mike Zaranek has been Science 37’s Chief Financial Officer since April 2020, where he also serves as a member of our senior executive team. Prior to joining Science 37, Mr. Zaranek served as Vice President, Finance for the Contract Sales and Medical Solutions Global Business unit of IQVIA, a leading global provider of advanced analytics, technology solutions, and clinical research services, from May 2015 to April 2020. Previously, Mike spent almost two decades in corporate development roles. In the aggregate, Mr. Zaranek has experience in excess of $20 billion in inorganic and capital market transactions. Mr. Zaranek received a Bachelor of Science degree in Accounting from The Pennsylvania State University and a Master of Business Administration degree from Duke University.
Jonathan Cotliar. Jonathan Cotliar has been Science 37’s Chief Medical Officer since May 2019. Prior to assuming the role of Chief Medical Officer, Dr. Cotliar served as Vice President of Medical Affairs of Science 37 from November 2016 to May 2019. Dr. Cotliar previously served as director of inpatient dermatology at Harbor-UCLA Medical Center and also previously held full-time faculty appointments at the David Geffen School of Medicine at UCLA, Northwestern University Feinberg School of Medicine, and City of Hope National Medical Center, where he was chief of the Division of Dermatology. Dr. Cotliar received a Bachelor of Arts from Trinity College, a Doctor of Medicine degree from the University of Kentucky College of Medicine, and completed his training in dermatology and internal medicine at the David Geffen School of Medicine at UCLA. While at UCLA, Dr. Cotliar completed an NIH-sponsored K30 Fellowship in translational investigation. He is also board-certified in both internal medicine and dermatology.
Darcy Forman. Darcy Forman has been employed by Science 37 since January 2020, when she served as Vice President of Clinical Operations, and has served as Chief Delivery Officer since January 2021. Prior to joining Science 37, Mrs. Forman served as Vice President of Corporate Development of Firma Clinical Research, a contract research company, from July 2016 to September 2019. Mrs. Forman previously served in multiple clinical operations and project management positions at various CROs spanning large, mid-size, and niche including i3 Research (now Syneos), Health Decisions and Clinipace. Prior to that, Mrs. Forman served as Bench Scientist before transitioning to the Clinical Research division of Pfizer, Inc., a pharmaceutical corporation, from June 1997 to January 2007. Mrs. Forman received a Bachelor of Arts in chemistry from Lake Forest College.
Christine Pellizzari. Christine Pellizzari has been Science 37’s Chief Legal Officer since July 2021 and its Chief Human Resources Officer since July 2022. Ms. Pellizzari served as the General Counsel and Corporate Secretary of Insmed, Inc., a global biopharmaceutical company, from 2013 to 2021 and as Chief Legal Officer from 2018 to July 2021. Prior to joining Insmed, from 2007 through 2012, Ms. Pellizzari held various legal positions of increasing responsibility at Aegerion Pharmaceuticals, Inc., most recently as Executive Vice President, General Counsel and Secretary. Prior to Aegerion, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc. Ms. Pellizzari joined Dendrite from the law firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. She previously served as law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.
Michael Shipton. Michael Shipton has been Science 37’s Chief Commercial Officer since September 2022. Prior to his position with Science 37, Mr. Shipton served as Senior Vice President, Customer Solutions and Strategy, at Syneos Health, Inc., a biopharmaceutical solutions organization, from 2021 through 2022, and prior to that role, as Senior Vice President, Market Development and Customer Engagement, from 2019 through 2021, and as Vice President, Global Deal Strategy, from 2017 through 2019. Prior to joining Syneos, from 2009 through 2017, Mr. Shipton held various leadership positions at Quintiles Transnational Holdings Inc., a research, clinical trial and pharmaceutical consulting company, most recently as Senior Director, Global Head of Strategic Pricing and Partnering. Prior to Quintiles, Mr. Shipton spent 17 years at Nortel Networks, a communications provider, where he held multiple leadership positions in the areas of finance, global customer care services, global corporate operations and global business services. Mr. Shipton received a Master of Business Administration from Pfeiffer University and a Bachelor of Arts in Business Management from North Carolina State University.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.science37.com, or by writing to our offices at 600 Park Offices Drive, Suite 300, Durham, North Carolina 27709. Our website and the information contained on or through that site is not, and will not be deemed to be, a part of this Proxy Statement and is not incorporated into any of our filings with the SEC, except where we expressly incorporate such information. All website addresses in this Proxy Statement are intended to be inactive textual references only.
Board Composition
Our Board of Directors currently consists of seven members: David Coman, Bhooshitha B. De Silva, Robert Faulkner, John W. Hubbard, Emily Rollins, Neil Tiwari and Paul von Autenried. Effective September 30, 2022, Adam Goulburn resigned from the Board of Directors and the Board appointed Paul von Autenried as a Class II director to fill the vacancy left by Mr. Goulburn’s resignation. Mr. Goulburn had served as an independent director and a member of the Nominating and Corporate Governance Committee since 2021. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Pursuant to the Director Nomination Agreement described below under “Certain Relationships and Related Person Transactions”, one independent director was designated by certain affiliates of Redmile Group, LLC, who is Robert Faulkner, and one independent director was designated by Pharmaceutical Product Development, LLC, who is Bhooshitha B. De Silva.
Director Independence
Nasdaq Stock Market LLC (“Nasdaq”) rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules. Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of the directors on our Board, other than Mr. Coman, are independent directors under the Nasdaq listing rules. In addition, the Board determined that Adam Goulburn, who served on the Board during 2022, satisfied such independence criteria. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Diversity Matrix (as of March 20, 2023)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities
LGBTQ+	1
Did Not Disclose Demographic Background	1
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in finance and accounting and/or executive compensation practices; experience relevant to the Company’s industry; experience as a board member of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, geographic background, gender, race, ethnicity, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; strength of leadership skills; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. In addition, the Board will consider whether there are potential conflicts of interest with any candidate’s other personal and professional pursuits. Although the Company has no formal policy regarding diversity, the Nominating and Corporate Governance Committee considers, among other things, a candidate’s potential contribution to the diversity of background and perspective of our Board of Directors, as described above. Our Board also currently includes three diverse directors as specified under Nasdaq rules.

Mr. de Silva was initially recommended to serve as a member of our Board by Pharmaceutical Product Development, LLC pursuant to the Director Nomination Agreement described below under “Certain Relationships and Related Person Transactions.” Mr. von Autenried was initially recommended to serve as a member of our Board by a non-management member of our Board. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Chief Legal Officer, Science 37 Holdings, Inc., 600 Park Offices Drive, Suite 300, Durham, North Carolina 27709. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Engagement
We believe that strong corporate governance includes stockholder engagement, and we seek to engage with stockholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns. Our management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage in dialogue with our stockholders through quarterly earnings calls. Stockholder feedback is reviewed and considered by the Board and applicable committees and is reflected in adjustments to policies and practices.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chief Legal Officer is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Legal Officer and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Chief Legal Officer, Science 37 Holdings, Inc., 600 Park Offices Drive, Suite 300, Durham, North Carolina 27709.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks, including financial, legal, regulatory, human capital, information technology, security and governance, including strategic and reputational risks, at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Code of Conduct
We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct on our website, www.science37.com, in the “Investor Relations” section under “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars or forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
There were eight meetings of our Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees, on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at www.science37.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of the then-serving directors attended the 2022 Annual Meeting of Stockholders.

Board Service
Our Corporate Governance Guidelines provide that any director who resigns or materially changes his or her position with his or her employer, or becomes aware of circumstances that may adversely reflect upon the director or the Company, should notify the Nominating and Corporate Governance Committee of such circumstances. The Nominating and Corporate Governance Committee will consider the circumstances, and may in certain cases recommend that the Board request that the director submit his or her resignation from the Board if, for example, continuing service on the Board by the individual is not consistent with the criteria deemed necessary for continuing service on the Board.
The Company has not established limits for retirement from the Board, or fixed limits on director tenure. As each director is periodically subject to election by stockholders, the Board does not believe it is in the best interests of the Company to establish term limits at this time. Additionally, such term limits may cause the Company to lose the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company’s business and therefore can provide an increasingly significant contribution to the Board.
In addition, our Corporate Governance Guidelines also provide that directors may not serve on a total of more than four public company boards, and no director who serves as chief executive officer of a public company may serve on a total of more than three public company boards (including the board of the company of which such director is the chief executive officer). All of our current directors comply with our overboarding policy.
Involvement in Certain Legal Proceedings
As of the filing of this Proxy Statement, there are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to an evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

COMMITTEES OF THE BOARD
Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons as of the Record Date are set forth in the following chart.
Name	Audit(1)	Compensation	Nominating and Corporate Governance(2)
Bhooshitha B. De Silva		X
Robert Faulkner			Chairperson
John W. Hubbard		Chairperson	X
Emily Rollins	Chairperson
Neil Tiwari	X	X
Paul von Autenried	X
(1)	Mr. Hubbard served as a member of the Audit Committee during 2022 through November 9, 2022. Mr. von Autenried was appointed as a member of the Audit Committee effective November 9, 2022.
(2)	Mr. Goulburn served as a member of the Nominating and Corporate Governance Committee during 2022 prior to his September 30, 2022 resignation from the Board.
Audit Committee
Our Audit Committee’s responsibilities include:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions;
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•	preparing the audit committee report required by the SEC rules.
The Audit Committee charter is available on our website at www.science37.com. Between January 1, 2022 and November 9, 2022, Ms. Rollins, Mr. Hubbard and Mr. Tiwari were members of the Audit Committee. Following the appointment of Mr. von Autenried to, and the removal of Mr. Hubbard from, the Audit Committee effective November 9, 2022, the Audit Committee consisted of Ms. Rollins, Mr. Tiwari and Mr. von Autenried. Ms. Rollins serves as the Chairperson of the committee. Our Board has affirmatively determined that each of

Ms. Rollins, Mr. Tiwari and Mr. von Autenried qualifies as independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq’s additional standards applicable to Audit Committee members.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that Ms. Rollins qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.
There were seven meetings of our Audit Committee during the fiscal year ended December 31, 2022.
Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers and directors. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone or, if directed by our Board of Directors, in conjunction with a majority of the independent members of the Board of Directors), the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;
•	reviewing and making recommendations to the Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreement and severance arrangements for our executive officers;
•	making recommendations to our Board of Directors regarding the compensation of our directors;
•	overseeing our management continuity and planning process for positions held by the executive officers;
•	retaining and overseeing any compensation consultants; and
•	preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.science37.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.
In 2022, the Compensation Committee hired Pay Governance LLC as its independent compensation consultant to provide information, research and analysis pertaining to executive compensation and governance as requested by the Compensation Committee. The Compensation Committee reviewed the independence of Pay Governance LLC and found no conflict of interest existed.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The members of our Compensation Committee are Mr. Hubbard, Mr. De Silva and Mr. Tiwari. Mr. Hubbard serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
There were ten meetings of our Compensation Committee during the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become Board members, consistent with criteria approved by our Board of Directors;
•	periodically reviewing our Board of Directors’ leadership and committee structure and recommending any proposed changes to our Board of Directors;
•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and
•	overseeing an annual evaluation of the effectiveness of the Board of Directors and its committees.
The Nominating and Corporate Governance Committee charter is available on our website at www.science37.com. Between January 1, 2022 and September 30, 2022, Mr. Faulkner, Mr. Goulburn and Mr. Hubbard were members of the Nominating and Corporate Governance Committee. Following Mr. Goulburn’s resignation effective September 30, 2022, the Nominating and Corporate Governance Committee consisted of Mr. Faulkner and Mr. Hubbard. Mr. Faulkner serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
There were two meetings of our Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2022.

EXECUTIVE AND DIRECTOR COMPENSATION
We are an emerging growth company, as defined in the Jumpstart Our Business Startups (JOBS) Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation, to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees and to include the pay versus performance disclosure, each as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Compensation of Executive Officers
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:
•	David Coman, our Chief Executive Officer;
•	Darcy Forman, our Chief Delivery Officer; and
•	Christine Pellizzari, our Chief Legal and Human Resources Officer.
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2022.
Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Coman Chief Executive Officer	2022	550,000	3,044,998	4,221,728	137,500	108,628	8,062,855
	2021	435,227	3,013,314	4,632,383	289,500	62,321	8,432,745
Darcy Forman Chief Delivery Officer	2022	400,000	1,777,174	1,601,343	96,000	54,580	3,929,097

Christine Pellizzari Chief Legal and Human Resources Officer	2022	400,008	2,327,624	1,802,379	96,000	25,568	4,651,579
	2021	192,574(6)	53,162	6,744,384	200,000	6,743	7,196,863
(1)	Ms. Forman became a named executive officer for the first time in 2022.
(2)
Amounts represent the aggregate grant date fair value of the restricted stock units granted to each of our named executive officers in 2022 and the Earn-Out Shares (as defined below) granted to Mr. Coman and Ms. Pellizzari in 2021, in each case, computed in accordance with ASC Topic 718. Assumptions used to calculate the grant date fair value of restricted stock units are included in Note 18 to our consolidated financial statements included in our 2022 annual report on Form 10-K.

Earn-Out Shares may be issuable to each named executive officer with respect to outstanding stock options held by the executive as of the consummation of the Business Combination if a Triggering Event (as defined below) occurs within the Earn-Out Period (as defined below), subject to the executive’s continued services through the time of such Triggering Event. The Earn-Out Shares will also be earned and issuable in the event of a change in control during the Earn-Out Period that results in the holders of our common stock receiving a per-share price equal to or in excess of any Triggering Event threshold. The Earn-Out Shares are described below under “Narrative to Summary Compensation Table—Equity Compensation.”
We have determined that the contingent obligation to issue Earn-out Shares to former Legacy Science 37 option holders, including the named executive officers, falls within the scope of ASC Topic 718 for stock-based compensation transactions because the option holders are required to continue providing service until the occurrence of the applicable Triggering Event. The fair value of the Earn-Out Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes over the Earn-Out Period using the most reliable information available. Assumptions used in the calculation of these amounts are included in Note 17 to our consolidated financial statements included in our 2022 annual report on Form 10-K.
(3)
Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers computed in accordance with ASC Topic 718. Assumptions used to calculate these amounts are included in Note 18 to our consolidated financial statements included in our 2022 annual report on Form 10-K.

(4)
Amounts represent bonuses earned by each named executive officer under our annual bonus plan and paid in cash. For additional information on these payments, see “—Narrative to Summary Compensation Table – 2022 Bonuses” below.

(5)	Amounts reported in this column for 2022 consist of the following:
Name	401(k) plan matching contributions	Housing reimburse-ments	Group life insurance premiums paid by employer	Payment for paid-time-off accrual**	Imputed income for supplemental individual disability insurance
David Coman	$13,500	$33,760	$462	$49,712	$11,194
Darcy Forman	$8,822	—	$462	$39,747	$5,549
Christine Pellizzari	—	—	$462	$16,935	$8,171
**In 2022, Mr. Coman waived his payment for his paid-time-off accrual.
(6)
Ms. Pellizzari commenced employment as our Chief Legal Officer, effective as of July 8, 2021. This amount represents the base salary amount received by Ms. Pellizzari during fiscal year 2021, which was pro-rated for the time served in her position during fiscal year 2021.

NARRATIVE TO SUMMARY COMPENSATION TABLE
2022 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Board or Compensation Committee determines an adjustment is appropriate.
No changes were made to the annual base salaries of our named executive officers during 2022. Accordingly, for 2022, the base salaries of Mr. Coman and Ms. Forman, which were most recently adjusted in October 2021, remained at $550,000 and $400,000, respectively, and the base salary of Ms. Pellizzari, which was established in July 2021, remained at $400,000.
2022 Bonuses
We maintained an annual performance-based cash bonus program for 2022 in which each of our named executive officers participated. Bonus payments under the 2022 bonus program were determined based on achievement of certain corporate performance goals approved by the Compensation Committee (and with respect to our Chief Executive Officer, such goals approved by the Board), subject to the applicable executive’s continued employment through the payment date and subject to the Compensation Committee’s discretion (or Board’s discretion with respect to our Chief Executive Officer) to allow for individual adjustments based on the achievement of certain strategic and operational initiatives.
Each named executive officer has a target bonus opportunity, defined as a percentage of his annual base salary. The annual target bonuses for 2022 for Mr. Coman, Ms. Forman and Ms. Pellizzari, expressed as a percentage of base salary, were 100%, 50% and 50%, respectively.
Under our 2022 annual bonus program, each named executive officer’s target bonus was based on the attainment of the following performance metrics: (i) net bookings (weighted at twenty-five percent (25%)), (ii) revenue (weighted at twenty-five percent (25%)), (iii) adjusted EBITDA, (weighted at twenty-five percent (25%)), and (iv) strategic and operational initiatives of top line growth, customer success, innovation and quality, and governance, (collectively weighted at twenty-five percent (25%) and subject to the discretionary assessment by the Compensation Committee or Board). Earned bonuses under the 2022 bonus program were paid following the end of calendar year 2022. The actual aggregate bonuses paid to our named executives under our 2022 bonus program, as determined by our Board based on the level at which the applicable performance goals were attained, are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
In connection with the Business Combination, the Board adopted, and our stockholders approved, the Science 37 Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our

Company and certain of our affiliates and to enable our Company and certain of our affiliates to obtain and retain services of these individuals, which is essential to our long-term success. Equity awards under the 2021 Plan are at-risk compensation and are designed to provide our executives with a continuing stake in our long-term success.
In January 2022, the Board granted stock options under the 2021 Plan to each of Mr. Coman, Ms. Forman and Ms. Pellizzari covering 557,692, 211,538 and 238,095 shares of our Common Stock, respectively, at an exercise price of $11.47 per share (collectively, the “January 2022 Options”). The January 2022 Options will vest and become exercisable as to 25% of the underlying shares subject to the option on the first anniversary of the grant date, and with respect to 1/48th of the shares subject to the option on each monthly anniversary thereafter, for a total vesting period of 4 years, subject to the applicable executive’s continued service through the applicable vesting date. If an executive’s employment is terminated by us without “cause”, or for Mr. Coman or Ms. Pellizzari, by such executive for “good reason,” (as each such term is defined in the applicable offer letter or employment agreement), in either case, within thirty days prior to, or twelve months following, a “change in control” (as defined in the 2021 Plan), then all of the January 2022 Options then-held by such executive will become vested and exercisable in full.
In May 2022, in connection with Ms. Pellizzari’s increased corporate responsibilities, Ms. Pellizzari was granted a restricted stock unit award representing 50,000 shares of our Common Stock under our 2021 Plan, which will vest ratably over three years until fully vested on May 20, 2025, subject to Ms. Pellizzari’s continued employment through each applicable vesting date. If Ms. Pellizzari’s employment is terminated by us without “cause” or by Ms. Pellizzari for “good reason” (each as defined in Ms. Pellizzari’s employment agreement), in either case, within thirty days prior to, or twelve months following, a “change in control” (as defined in Ms. Pellizzari’s employment agreement), then all of the restricted stock units then-held by Ms. Pellizzari will become vested in full.
In August 2022, as an acceleration of 2023 annual equity grants that would typically be awarded in early 2023 as well as targeted grants for retention purposes, the Compensation Committee (and with respect to our Chief Executive Officer, the Board) granted restricted stock unit awards under the 2021 Plan to each of Mr. Coman. Ms. Forman and Ms. Pellizzari representing 1,485,365, 866,914 and 1,066,646 shares of our Common Stock, respectively, (collectively, the “August 2022 RSUs”). The August 2022 RSUs will vest ratably over three years until fully vested on August 12, 2025, subject to the applicable executive’s continued service through the applicable vesting date. If an executive’s employment is terminated by us without “cause”, or for Mr. Coman or Ms. Pellizzari, by such executive for “good reason,” (as each such term is defined in the applicable offer letter or employment agreement), in either case, within thirty days prior to, or twelve months following, a “change in control” (as defined in the 2021 Plan), then all of the August 2022 RSUs then-held by such executive will become vested in full.
The following table sets forth the stock options and restricted stock units granted to our named executive officers in the 2022 fiscal year.
Named Executive Officer	2022 Stock Options Granted	2022 RSUs Granted
David Coman	557,692	1,485,365
Darcy Forman	211,538	866,914
Christine Pellizzari	238,095	1,116,646

Earn-Out Shares
Former holders of shares of Legacy Science 37 common stock (including shares received as a result of the conversion of Legacy Science 37 preferred stock) and former holders of options to purchase shares of Legacy Science 37 are entitled to receive a pro rata share of up to 12,500,000 additional shares of our common stock (the “Earn-Out Shares”) if, during the three years following the consummation of the Business Combination (the “Earn-Out Period”), the volume weighted average share price of our common stock equals or exceeds the thresholds set forth below for a period of at least 20 days out of 30 consecutive trading days (each, a “Triggering Event”). The number of Earn-Out Shares issued upon the occurrence of a Triggering Event will be determined as follows:
•	If the volume weighted average share price is equal to or greater than $15.00, a one-time aggregate issuance of 5,000,000 Earn-Out Shares will be made; and
•	If the volume weighted average share price is equal to or greater than $20.00, a one-time aggregate issuance of 7,500,000 Earn-Out Shares will be made.
In respect of former holders of Legacy Science 37 options, receipt of the Earn-Out Shares is subject to continued services to the Company or one of its subsidiaries at the time of the applicable Triggering Event. If there is a change of control of Science 37 during the Earn-Out Period that will result in the holders of our common stock receiving a per share price equal to or in excess of any Triggering Event threshold, then immediately prior to such change of control, any Triggering Event that has not previously occurred shall be deemed to have occurred and Science 37 shall issue the Earn-Out Shares to the former holders of shares of Legacy Science 37 Common Stock and former holders of Legacy Science 37 options in accordance with their respective pro rata shares. The Outstanding Equity Awards at Fiscal Year-End table below shows the number of Earn-Out Shares each named executive officer is eligible to earn in respect of Legacy Science 37 stock options that were held immediately prior to the consummation of the Business Combination.
Other Elements of Compensation
Retirement Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2022, we made discretionary matching contributions in respect of certain contributions made by participants in the 401(k) plan (up to a specified percentage of the employee contributions), and any such matching contributions will become fully vested after an employee has provided one (1) year of service. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance;
•	life insurance; and
•	employee assistance program.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Science 37’s common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.
			Option Awards					Stock Awards
Name	Grant Date	Vesting Start Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(4)
David Coman	04/22/2020	11/18/2019	2,800,183	1,048,366	—	0.28	4/21/2030	—	—
	10/06/2021	—	—	—	—	—	—	484,063 (3)	200,983
	10/07/2021	10/07/2021	286,252	695,185	—	10.05	10/6/2031	—	—
	01/07/2022	01/07/2022	—	557,692	—	11.47	1/7/2032	—	—
	08/12/2022	08/12/2022	—	—	—	—	—	1,485,365	616,724
Darcy Forman	1/23/2020	01/06/2020	56,729	36,875	—	0.40	01/22/2030	—	—
	06/08/2020	06/05/2020	17,018	51,057	—	0.28	6/7/2030	—	—
	01/21/2021	01/21/2021	65,238	70,912	—	0.82	1/21/2031	—	—
	10/06/2021	—	—	—	—	—	—	44,925 (3)	18,653
	10/07/2021	10/07/2021	297,719	723,035	—	10.05	10/6/2031	—	—
	01/07/2022	01/07/2022	—	211,538	—	11.47	1/7/2032	—	—
	08/12/2022	08/12/2022	—	—	—	—	—	866,914	359,943
Christine Pellizzari	07/21/2021	07/08/2021	450,053	820,686	—	9.48	7/20/2031	—	—
	10/06/2021	—	—	—	—	—	—	8,540 (3)	3,546
	10/07/2021	07/08/2021	87,479	159,521	—	10.05	10/6/2031	—	—
	01/07/2022	01/07/2022	—	238,095	—	11.47	1/7/2032	—	—
	05/20/2022	05/20/2022	—	—	—	—	—	50,000	20,760
	08/12/2022	08/12/2022	—	—	—	—	—	1,066,646	442,871
(1)
Stock options vest with respect to 25% of the shares underlying such option on the first anniversary of the applicable vesting start date, and with respect to 1/48th of the underlying shares on each monthly anniversary of the applicable vesting start date thereafter, for a total vesting period of 4 years, subject to the applicable executive’s continued service through the applicable vesting date. RSUs vest ratably over three years until fully vested on the third anniversary of the applicable vesting start date, subject to the applicable executive’s continued service through the applicable vesting date.

(2)
If the applicable executive’s employment is terminated by Science 37 without cause or, for Mr. Coman and Ms. Pellizzari, by the executive for good reason, in either case, within thirty days prior to or twelve months following a change in control, such executive’s stock options and restricted stock units will vest and become fully exercisable.

(3)
Represents the Earn-Out Shares each named executive officer is eligible to receive with respect to Legacy Science 37 stock options that were held by the executive immediately prior to the consummation of the Business Combination, if a Triggering Event occurs within the Earn-Out Period, subject to the executive’s continued services through the time of such Triggering Event. The Earn-Out Shares will also be earned and issuable in the event of a change in control during the Earn-Out Period that results in the holders of our common stock receiving a per-share price equal to or in excess of any Triggering Event threshold. The Earn-Out Shares are described above under “Narrative to Summary Compensation Table—Equity Compensation.”

(4)	The market value was computed using $0.4152 per share, which is the closing price per share of our Common Stock on December 31, 2022.

Potential Payments Upon Termination or Change in Control
Employment Arrangements
During 2022, we were party to offer of employment letters with each of Mr. Coman and Ms. Forman and an employment agreement with Ms. Pellizzari, the material terms of which are summarized below.
David Coman Offer Letter
We entered into an employment offer letter with Mr. Coman in November 2019, pursuant to which Mr. Coman serves as our Chief Executive Officer. Mr. Coman’s offer letter sets forth the terms and conditions of his employment, including his initial base salary, target annual bonus opportunity and eligibility to participate in our employee benefit plans. Mr. Coman’s offer letter also provides for company reimbursement of travel expenses incurred in connection with Mr. Coman’s travel from his residence in North Carolina to Science 37’s office in Los Angeles, California and for rental housing expenses in Los Angeles, California, in each case, for up to 24 months following his commencement of employment with Science 37.
Mr. Coman’s offer letter provides for his participation in Science 37’s Severance Policy as a “C-Level” employee, as defined in the Severance Policy. Mr. Coman will become entitled to severance benefits under the Severance Policy if his employment is terminated by Science 37 without “cause” (as defined in the Severance Policy) or if Mr. Coman resigns for “good reason” (as defined in Mr. Coman’s offer letter). For a description of the Severance Policy, see the section below entitled “Executive Compensation Arrangements – Severance Policy”.
Pursuant to the terms of his offer letter, Mr. Coman also entered into a separate agreement which includes a standard invention assignment, confidential information covenant, an employee non-solicitation covenant for one (1) year following the termination of Mr. Coman’s employment, and a covenant not to compete with Science 37 during the term of Mr. Coman’s employment.
Darcy Forman Offer Letter
We entered into an employment offer letter with Ms. Forman in November 2019, pursuant to which Ms. Forman serves as our Chief Delivery Officer. Ms. Forman's offer letter sets forth the terms and conditions of her employment, including her initial base salary, target annual bonus opportunity and eligibility to participate in our employee benefit plans. Ms. Forman's offer letter does not provide for severance upon a termination of her employment; however, Ms. Forman participates in our Severance Policy. For a description of the Severance Policy, see the section below entitled “Executive Compensation Arrangements – Severance Policy”.
Pursuant to the terms of her offer letter, Ms. Forman also entered into a separate agreement which includes a standard invention assignment, confidential information covenant, an employee non-solicitation covenant for one (1) year following the termination of Ms. Forman's employment, and a covenant not to compete with Science 37 during the term of Ms. Forman's employment.
Christine Pellizzari Employment Agreement
We entered into an employment agreement with Ms. Pellizzari in July 2021, pursuant to which Ms. Pellizzari serves as our Chief Legal Officer. Ms. Pellizzari’s offer letter sets forth the terms and conditions of her employment, including her initial base salary, target annual bonus opportunity and eligibility to participate in Science 37’s equity incentive plan and other employee benefit plans.
Ms. Pellizzari’s employment agreement provides that upon a termination of Ms. Pellizzari’s employment by Science 37 without “cause”, or by Ms. Pellizzari for “good reason,” as each such term is defined in her employment agreement, (i) Ms. Pellizzari will be entitled to receive twelve months of her then-current base salary, as well as her full target annual bonus for the year of termination, both payable in equal monthly installments during the twelve-month period following such termination, and (ii) solely if the termination occurs thirty days prior to, or twelve months following, a change in control, all of her equity awards that are outstanding and unvested as of the date of such termination will accelerate and vest in full upon such termination. Ms. Pellizzari also participates in our Severance Policy, which provides that if Ms. Pellizzari becomes entitled to severance under both her employment agreement and the Severance Policy, she will receive the greater of the severance under her employment agreement or the severance under the Severance Policy. For a description of the Severance Policy, see the section below entitled “Executive Compensation Arrangements – Severance Policy”.

Pursuant to the terms of her employment agreement, Ms. Pellizzari also entered into a separate agreement which includes a standard invention assignment, confidential information covenant, an employee non-solicitation covenant for one (1) year following the termination of Ms. Pellizzari’s employment, and a covenant not to compete with Science 37 during the term of Ms. Pellizzari’s employment.
Severance Policy
In October 2021, the Board adopted the Executive Severance Policy (the “Severance Policy”) under which Science 37’s Chief Executive Officer and other members of Science 37’s senior executive team, including our named executive officers, are eligible to receive certain severance payments and benefits upon a termination of employment without “cause” (as defined in the Severance Policy). The Severance Policy is administered by the Compensation Committee, which has the authority to (among other things) determine who will be eligible for payments and benefits under the Severance Policy.
The Severance Policy provides that, in the event that an applicable executive’s employment with Science 37 is terminated without “cause” more than thirty days before or more than twelve months after a “change in control” of Science 37 (as defined in the 2021 Plan), he or she will receive the following severance payments and benefits: (i) six months’ continued payment of base salary, (ii) any earned, unpaid annual bonus for the calendar year immediately prior to the year in which the termination occurs, and (iii) Company-subsidized COBRA coverage for up to six months following termination.
In the event that the applicable executive’s employment is terminated without “cause” within thirty days before or twelve months after a change in control, he or she will instead receive the following severance payments and benefits: (i) twelve months’ continued payment of base salary, (ii) any earned, unpaid annual bonus for the calendar year immediately prior to the year in which the termination occurs, (iii) a pro-rated target cash performance bonus for the calendar year in which the termination occurs, (iv) Company-subsidized COBRA coverage for up to twelve months following termination, and (v) full acceleration of all then-outstanding equity awards held by such executive.
If an executive participating in the Severance Policy is eligible to receive severance benefits or payments under an individual employment agreement, severance agreement or offer letter or, if he or she resides outside of the United States, under applicable law, then such executive will receive the greater of his or her individual severance provided under any individual arrangement or under applicable law (as applicable) or the severance under the Severance Policy, so long as the executive does not receive a duplication of benefits.
All payments and benefits under the Severance Policy are subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of Science 37 and continued compliance with applicable restrictive covenants.
The Severance Policy contains an Internal Revenue Code Section 280G “best pay” provision, pursuant to which any payments or benefits under the Severance Policy will be paid in full or reduced to the extent that such payments and benefits will not be subject to the excise tax under Internal Revenue Code Section 4999, whichever results in the better after-tax treatment for the applicable executive.
2022 Director Compensation Table
In connection with the Business Combination, we adopted a non-employee director compensation program which provides for annual cash retainer fees and long-term equity awards for our eligible non-employee directors. For details of our director compensation program, see “Director Compensation Program” below. Our Chief Executive Officer, Mr. Coman, does not receive any additional compensation for serving on our Board.
The following table sets forth compensation earned by our non-employee directors during the fiscal year ended December 31, 2022:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bhooshitha De Silva(3)	—	—	—
Robert Faulkner(4)	90,000	124,998	214,998
Adam Goulburn, PhD(5)	30,000	124,998	154,998

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John Hubbard	55,000	124,998	179,998
Emily Rollins	60,000	124,998	184,998
Neil Tiwari	40,000	124,998	164,998
Paul von Autenried	10,000	83,332	93,332
(1)	Cash retainers paid to our non-employee directors for 2022 were pro-rated for any partial calendar quarter of service.
(2)
Amounts represent the aggregate grant date fair value of the restricted stock unit awards granted to each non-employee director during 2022 computed in accordance with ASC Topic 718. Assumptions used to calculate these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The Initial Award (defined below) paid to our non-employee director, Mr. von Autenried, for 2022 was pro-rated for partial calendar quarter of service.

(3)	Mr. De Silva waived his non-employee director compensation for 2022.
(4)	Mr. Faulkner's cash retainer for 2022 was paid to Red Mile Group LLC.
(5)	$6,700 of Mr. Goulburn's cash retainer for 2022 was paid to Lux Capital Management LLC, with the remainder paid to Mr. Goulburn.
The table below shows the aggregate numbers of unexercised option awards (exercisable and unexercisable) and the aggregate number of unvested restricted stock unit awards held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.
Name	Unexercised Options at Fiscal Year End	Unvested RSUs at Fiscal Year End
Robert Faulkner	41,363	40,983
John Hubbard	431,481	40,983
Emily Rollins	27,575	40,983
Neil Tiwari	27,575	40,983
Paul von Autenried	—	46,040
Director Compensation Program
Our non-employee director compensation program (the “Director Compensation Program”), which became effective upon the closing of the Business Combination, is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. The material terms of the Director Compensation Program are set forth below.
Our Director Compensation Program consists of the following cash retainers for each of our non-employee directors for their service on the Board: (i) an annual cash retainer of $40,000; and (ii) if the non-employee director serves as the chairperson/lead independent director or chair of a committee of the Board, an additional annual retainer as follows: (A) $40,000 for the chairperson/lead independent director; (B) $20,000 for the chair of the audit committee; (C) $15,000 for the chair of the compensation committee; or (D) $10,000 for the chair of the nominating and corporate governance committee. Annual cash retainers are paid quarterly in arrears and are pro-rated for any partial calendar quarter of service.
Under the Director Compensation Program, each non-employee director who is initially elected or appointed to serve on the Board will receive (A) if elected or appointed as chairperson or lead director, an equity award with a grant date fair value of $187,500 (as determined under the program); or (B) if elected or appointed in in any other position(s) on the Board, an equity award with a grant date fair value of $125,000 (as determined under the program) (in either case, an “Initial Award”). The Initial Award will be pro-rated based on the director’s length of service during the first year of his or her election or appointment. Each non-employee director who has served on the Board as of the date of an annual meeting of stockholders and will continue to serve as a non-employee director immediately following such meeting will receive an equity award with a grant-date fair value of approximately $125,000 (as determined under the program) (the “Annual Award”).
The Board will determine the type(s) of award to be granted as Initial Awards and Annual Awards (collectively “Director Awards”) on or prior to the applicable grant date. The number of shares of our Common Stock subject to any Director Award that is a stock option will be determined by dividing the dollar value of such Director Award by the Black-Scholes value of a share of our Common Stock as of the applicable grant date.

The number of shares of our Common Stock subject to any other type of Director Award (including restricted stock units) granted under the Director Compensation Program be determined by dividing the dollar value of such Director Award by the closing price of our Common Stock as of the applicable grant date. Any stock options granted under the Director Compensation Program will have an exercise price equal to the fair market value of our Common Stock on the date of grant and will expire not later than ten years after the date of grant.
Each Director Award will vest in full on the earlier of the first anniversary of the applicable grant date and the date of our next annual shareholder meeting following the grant date, subject to the applicable director’s continued service on the Board through the applicable vesting date. In addition, Director Awards will vest in full upon a “change in control” (as defined in the 2021 Plan) if the non-employee will not become a member of the Board or the board of directors of Science 37’s successor (or any parent thereof) following such change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes director nominees), each of our named executive officers and all directors and executive officers as a group as of February 27, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 116,462,029 shares of common stock outstanding as of February 27, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of February 27, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Science 37 Holdings, Inc., 800 Park Offices Drive, Suite 3606, Research Triangle Park, North Carolina 27709. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Beneficial Ownership Table
Name of Beneficial Owner	Number of Shares	% of Ownership
5% Holders
Entities affiliated with Redmile Group, LLC(1)	19,808,234	17.0
Pharmaceutical Product Development, LLC(2)	17,379,797	14.9
Entities affiliated with Lux Capital(3)	12,249,889	10.5
Directors and Executive Officers
David Coman(4)	4,449,860	3.8
Mike Zaranek(5)	1,119,691	1.0
Jonathan Cotliar(6)	1,051,623	*
Darcy Forman(7)	732,366	*
Christine Pellizzari(8)	743,414	—
Michael Shipton	0	—
John W. Hubbard(9)	313,675	*
Neil Tiwari(10)	27,575	—
Robert Faulkner(11)	41,363	—
Bhooshitha B. De Silva	0	—
Emily Rollins(12)	27,575	—
Paul von Autenried	0	—
All directors and executive officers as a group (12 individuals)(13)	8,507,142	7.3
*	Less than 1%.
(1)
Based on a Schedule 13D/A filed with the SEC on June 15, 2022, consists of: (a) 467,380 shares of common stock held by RAF, L.P., (b) 7,252,571 shares of common stock held by Redmile Private Investments II, L.P., (c) 616,055 shares of common stock held by Redmile Strategic Master Fund, LP, and (d) 11,472,228 shares of common stock held by RedCo II Master Fund, L.P. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles listed in items (a) through (d) (collectively, the “Redmile Funds”) and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC, Mr. Green and Robert Faulkner each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds, Mr. Green and Mr. Faulkner is c/o Redmile Group, LLC, One Letterman Dr., Building D, Suite D3-300, San Francisco, CA 94129.

(2)
Based on a Schedule 13D filed with the SEC on December 20, 2021,Wildcat Acquisition Holdings (UK) Limited (“Wildcat”) is the sole member of Pharmaceutical Product Development, LLC; Jaguar Holding Company II (“Jaguar II”) is the sole shareholder of Wildcat; Jaguar Holding Company I, LLC (“Jaguar I”) is the sole shareholder of Jaguar II; Eagle Holding Company II, LLC (“Eagle II”) is the sole member of Jaguar I; PPD, Inc. (“PPD”) is the sole member of Eagle II; Thermo Fisher Scientific Powder US Holdings

Corp. (“Powder Holdings”) is the sole shareholder of PPD; and Thermo Fisher Scientific Inc. (“Thermo Fisher”), a Delaware corporation, is the ultimate parent entity of Powder Holdings. By virtue of such relationships, each may be deemed to have beneficial ownership over such securities, and each disclaim beneficial ownership of such securities, except to the extent of its or their pecuniary interest therein, if any. The principal office of Wildcat is 11 Granta Park, Cambridge CB21 6GQ, United Kingdom, the principal office of each of PPD, Eagle II, Jaguar I, Jaguar II and Pharma LLC is 929 North Front Street, Wilmington, North Carolina 28401 and the principal office of each of Thermo Fisher and Powder Holdings is 168 Third Avenue, Waltham, Massachusetts 02451.
(3)
Based on a Schedule 13D/A filed with the SEC on April 7, 2022, consists of (a) 3,505,890 shares of common stock held by Lux Co-Invest Opportunities, L.P. and (b) 8,743,999 shares of common stock held by Lux Ventures IV, L.P. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners IV, LLC is the general partner of Lux Ventures IV, L.P. and exercises voting and dispositive power over the shares held by Lux Ventures IV, L.P. Peter Hebert and Joshua Wolfe are the individual managing members of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC (the “Individual Lux Managers”). The Individual Lux Managers, as the sole managers of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC, may be deemed to share voting and dispositive power for the shares held by Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P. Each of Lux Venture Partners IV, LLC, Lux Co-Invest Partners, LLC and the Individual Lux Managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(4)	Represents 726,137 shares of common stock and 3,723,723 options to purchase shares of common stock.
(5)	Represents 1,119,691 options to purchase shares of common stock.
(6)	Represents 686,768 shares of common stock and 364,855 options to purchase shares of common stock.
(7)	Represents 110,456 shares of common stock and 621,910 options to purchase shares of common stock.
(8)	Represents 5,000 shares of common stock and 738,414 options to purchase shares of common stock.
(9)	Represents 313,675 options to purchase shares of common stock.
(10)	Represents 27,575 options to purchase shares of common stock.
(11)
Represents 41,363 options to purchase shares of common stock. Pursuant to the internal policies of Redmile Group, LLC, Mr. Faulkner holds these options as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of the stock options to Redmile Group, LLC.

(12)	Represents 27,575 options to purchase shares of common stock.
(13)	Represents 1,528,361 shares of common stock and 6,978,781 options to purchase shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest in such transaction; provided that, if the Company qualifies as a “smaller reporting company” pursuant to SEC rules, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds the lesser of (1) $120,000 or (2) one percent of the average of the Company’s total assets at fiscal year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee or director are considered pre-approved. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
Under our policy, our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company’s Chief Financial Officer (or his or her designee) by both the related person and the person at the Company responsible for such potential related person transaction. If our finance team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction arose in the ordinary course of business, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct, and either approve or disapprove the related person transaction.
If advance Audit Committee approval of a related person transaction requiring the Audit Committee's approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee's next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.
Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
Each director and executive officer completes and signs a questionnaire after the end of each fiscal year that requires them to provide information regarding any material relationships or related party transactions between such individuals and the Company, which helps ensure that all material relationships and related party transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations.
Related Person Transactions
The following includes a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Director Affiliations
Some of our directors are affiliated with and serve on our board of directors as representatives of entities which beneficially own or owned 5% or more of our common stock, as indicated below, pursuant to the Director Nomination Agreement, described below:
Director	Principal stockholder(1)
Robert Faulkner	Funds affiliated with Redmile Group, LLC
Bhooshitha B. De Silva	Pharmaceutical Product Development, LLC
(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Agreements with PPD
The Company provides services to Pharmaceutical Product Development, LLC (together, with its affiliates, “PPD”), or its clients pursuant to a Master Clinical Site Agreement (the “Clinical Site Agreement”) and Master Vendor Agreement (the “Vendor Agreement”) entered into in April 2020 and May 2020, respectively. PPD is a greater than 5% beneficial owner of the Company. The Clinical Site Agreement provides that the Company will provide clinical studies of proprietary new investigational drugs under the applicable PPD client protocols. The Vendor Agreement provides that each of the Company and PPD will provide their respective services to the other party on a work order basis. During the years ended December 31, 2022 and 2021, PPD paid the Company $4.3 million and $13.1 million, respectively, for services rendered pursuant to these agreements.
Agreements with Novartis
The Company is party to a Master Services Agreement (the “MSA”), dated April 14, 2020, with Novartis Pharmaceutical Corporation (together, with its affiliates, “Novartis”) and a Services Framework Agreement (the “SFA”), dated March 10, 2021, with Novartis. The MSA and SFA provide the framework pursuant to which the Company provides services to Novartis. The Company was previously party to an Enterprise Collaboration Commitment Agreement with Novartis, which expired in June 2020, and a General Services Agreement from May 2018 through February 2019. Neil Tiwari, a director of the Company, served as a Managing Director of dRx Capital, the digital health venture arm for Novartis, from April 2019 to May 2021. Novartis was a 50% holder of dRx Capital who, until July 2021, was a minority holder of Legacy Science 37 outstanding common stock on an as converted basis. In July 2021, dRx Capital AG dissolved and its interest in the Company was distributed to its two 50% owners, one of which was Novartis. During each of the years ended December 31, 2022 and 2021, Novartis paid the Company $1.4 million for services rendered pursuant to these agreements.
Agreement with Redmile
The Company is party to a Master Services Agreement, dated October 2, 2020, with AlloVir, Inc. (“AlloVir”), pursuant to which the Company provides services to AlloVir. For the years ended December 31, 2022 and 2021, the Company had received a nominal amount and $0.3 million, respectively, from AlloVir, a company in which Redmile Group, LLC has a minority interest. Entities affiliated with Redmile Group, LLC are, in the aggregate, greater than 5% beneficial owners of the Company.

Related Party Transactions in Connection with the Business Combination
Support Agreements. In connection with the execution of the Merger Agreement, LifeSci Holdings, LLC (the “Sponsor”) entered into the Sponsor Support Agreement with LSAQ and Legacy Science 37 pursuant to which the Sponsor had agreed (i) to vote all shares of LSAQ common stock beneficially owned by it in favor of the Business Combination and related matters, (ii) to cooperate in the preparation of our periodic reports and other filings that may be made after the consummation of the Business Combination and (iii) to amend the agreement relating to the private placement warrants held by the Sponsor or enter into such other agreement such that they represented the right to receive 3,146,453 shares of LSAQ common stock at the time at which the Business Combination became effective. The warrants were converted to shares of LSAQ common stock immediately prior to the effective time of the Business Combination.
In addition, in connection with the execution of the Merger Agreement, certain stockholders of Legacy Science 37 owning approximately 73.8% of the voting power of Legacy Science 37 entered into the Legacy Science 37 Holders Support Agreement with LSAQ and Legacy Science 37 pursuant to which such stockholders agreed to vote all shares of Legacy Science 37 Common Stock (including shares of Legacy Science 37 Common Stock received in connection with the Legacy Science 37 Preferred Stock Conversion) beneficially owned by them in favor of the Business Combination and related matters.
Amended and Restated Registration Rights Agreement. In connection with the closing of the Business Combination, Legacy Science 37, LSAQ and certain stockholders of LSAQ and certain stockholders of Legacy Science 37 who received shares of LSAQ common stock pursuant to the Merger Agreement entered into an amended and restated registration rights agreement (“Registration Rights Agreement”), which became effective upon the consummation of the Business Combination.
Lock-up Agreement and Arrangements. In connection with the execution of the Merger Agreement, the Sponsor entered into a lock-up agreement (the “Sponsor Lock-Up Agreement”) with LSAQ, pursuant to which the Sponsor agreed, subject to certain customary exceptions, not to:
•
offer, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of LSAQ common stock or private placement warrants held by it immediately after the time at which the Business Combination became effective, or enter into a transaction that would have the same effect, whether any of such transactions are to be settled by delivery of such shares of LSAQ common stock, private placement warrants, in cash or otherwise;

•
enter into transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares of LSAQ common stock or private placement warrants, whether any of such transactions are to be settled by delivery of such shares of LSAQ common stock, private placement warrants, in cash or otherwise; or

•
publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Sponsor Lock-Up Agreement) with respect to any security of LSAQ;

from the closing of the Business Combination until the date that is 180 calendar days thereafter; provided, however, that the restrictions set forth in the Sponsor Lock-up Agreement did not apply to (1) transfers or distributions to such stockholders current or former general or limited partners, managers or members, stockholders, other equity holders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing; (2) transfers by operation of law; (3) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of such shares of LSAQ common stock or private placement warrants so long as the plan does not provide for transfer of such shares of LSAQ common stock or private placement warrants during the 180-calendar day period; (4) gifts to a charitable organization; (5) transfers in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (6) transfers to the Company; (7) transfers to (A) the Company’s officers or directors or (B) any affiliates or family members of the Company’s officers or directors; (8) the exercise of warrants to purchase shares of LSAQ common stock and any related transfer of shares of LSAQ common stock in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of warrants or for the purpose of paying the exercise price of such warrants or for paying taxes due as a result of the exercise of such warrants, it being understood that all shares of LSAQ common stock received upon such exercise or transfer will remain subject to the restrictions set forth in the Sponsor Lock-Up Agreement during the 180-calendar day period, or (9) transactions relating to shares of LSAQ common stock or private placement warrants acquired in open market transactions, in each of clauses (1), (2), (3), (4) and (7), where the transferee agreed to be bound by the terms of the Sponsor Lock-Up Agreement. Notwithstanding the foregoing, if after consummation of the Business Combination, there was a “Change of Control” of LSAQ (as defined in the Sponsor Lock-up Agreement), all of the shares of LSAQ common stock and the private placement warrants, in each case, subject to the restrictions set forth in the Sponsor Lock-Up Agreement would have been automatically released from such restrictions.
Director Nomination Agreement. LSAQ, the Sponsor, Legacy Science 37 and certain stockholders of Legacy Science 37 entered into a Director Nomination Agreement, dated October 6, 2021, pursuant to which each party agreed that our board of directors would initially upon the effectiveness of the Business Combination consist of at least seven members, one of which will be appointed by LSAQ pursuant to the Merger Agreement, and the remainder of which would be appointed by Legacy Science 37. Pursuant to the Director Nomination Agreement, our board is currently comprised of the following: David Coman, our Chief Executive Officer; one independent director designated by certain affiliates of Redmile Group, LLC, who is Robert Faulkner; one independent director to be designated by Pharmaceutical Product Development, LLC, who is Bhooshitha B. De Silva; and four additional independent directors, who are John W. Hubbard, Neil Tiwari, Emily Rollins and Paul von Autenried. Lux Capital Management, LLC previously appointed Adam Goulburn to the Board of Directors, who resigned from the Board effective September 30, 2022. The Director Nomination Agreement provides, among other things, that from and after the closing of the Business Combination and until such time as a stockholder (together with its affiliates) beneficially owns less than 10.0% of our then-issued and outstanding shares of common stock, each of the applicable LSAQ stockholders will be entitled to nominate one person for election as a director of our Board at the applicable meeting of our stockholders, and subject to our Board's fiduciary duties, our Board will recommend these directors for stockholder approval. Additionally, under the agreement, in the event of the first vacancy that occurs on our Board, LifeSci Holdings, LLC shall be entitled to designate an independent director to fill such vacancy so long as it and its affiliates beneficially owns more than 1.0% of our then-issued and outstanding shares of common stock.
LSAQ Related Party Transactions
Founder Shares
On January 1, 2020, LSAQ issued an aggregate of 2,156,250 shares of common stock, which we refer to as the “founder shares,” to the Sponsor for an aggregate purchase price of $25,000. On September 30, 2020, the Sponsor transferred 215,625 founder shares to Chardan Healthcare Investments LLC, an investor in the Sponsor. The founder shares included an aggregate of up to 153,990 shares of common stock that remained subject to forfeiture by the Sponsor, following the underwriters’ election to partially exercise their over-allotment option so that the number of founder shares would collectively represent 20% of LSAQ’s issued and outstanding shares upon the completion of the IPO. On January 8, 2021, the underwriters’ election to exercise their remaining over-allotment option expired unexercised, resulting in 615,959 shares no longer subject to forfeiture and the forfeiture of 153,990 shares. There currently are 2,002,260 founder shares issued and outstanding.
The Sponsor and Chardan Healthcare Investments LLC have agreed that, subject to certain limited exceptions, 50% of the founder shares would not be transferred, assigned, sold or released from escrow until the earlier of (i) six months after the date of the consummation of a Business Combination or (ii) the date on which the closing price of LSAQ’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30- trading day period commencing after a Business Combination and the remaining 50% of the founder shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, LSAQ consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

PIPE Investment
In connection with the execution of the Merger Agreement, LSAQ entered into the Subscription Agreements with certain subscribers pursuant to which the subscribers agreed to purchase, and LSAQ agreed to sell to the subscribers, an aggregate of 20,000,000 shares of LSAQ common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $200,000,000.
The following table summarizes the participation in the foregoing transaction by LSAQ’s directors, executive officers, and holders of more than 5% of any class of LSAQ’s capital stock as of the date of such transaction:
Name	Aggregate Purchase Price
RTW Investments, LP.(1)	$ 30,000,000
BlackRock Health Sciences Trust II(2)	15,000,000
LifeSci Venture Partners II, LP(3)	1,000,000
(1)	The subscribers of the shares are RTW Venture Fund Limited, RTW Master Fund, Ltd., and RTW Innovation Master Fund, Ltd., which are affiliates of RTW Investments, LP.
(2)	BlackRock Health Sciences Trust II is a fund under management by a subsidiary of BlackRock, Inc.
(3)	LifeSci Venture Partners II, LP is an affiliate of the Sponsor. Andrew McDonald and Michael Rice are general partners and David Dobkin is a limited partner of LifeSci Venture Partners II, LP.
Administrative Support Agreement
LSAQ entered into an agreement, commencing on November 20, 2020 through the time at which the Business Combination became effective, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial support. For the year ended December 31, 2021, through the date of the merger, LSAQ incurred $90,000 in fees for these services.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our principal executive offices at Science 37 Holdings, Inc., 800 Park Offices Drive, Suite 3606, Research Triangle Park, NC 27709 in writing not later than November 21, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice at our principal executive offices from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than January 12, 2024 and no later than February 11, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 11, 2024, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 12, 2024. Such notice may be mailed to the Secretary at the address above.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. We have not yet retained, but may retain, a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay a fee and reasonable out-of-pocket expenses for any such proxy solicitor.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with during the fiscal year ended December 31, 2022.

SCIENCE 37’S ANNUAL REPORT ON FORM 10-K
A copy of Science 37’s 2022 Annual Report, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 13, 2023 without charge upon written request addressed to:
Science 37 Holdings, Inc.
600 Park Offices Drive, Suite 300
Durham, North Carolina 27709
Exhibits to the 2022 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the address above. Our 2022 Annual Report has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov and also on our website at www.science37.com. You also may access this Proxy Statement and our 2022 Annual Report at www.proxyvote.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS FOR VOTING ON THE NOTICE AND ACCESS CARD, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ CHRISTINE PELLIZZARI
Christine Pellizzari
Chief Legal and Human Resources Officer & Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNCE2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR ALL of the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Bhooshitha B. De Silva 02) Paul von Autenried

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Independent Auditor for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000595744_1 R1.0.0.6

SCIENCE 37 HOLDINGS, INC.
Annual Meeting of Stockholders
May 11, 2023 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Coman or Christine Pellizzari or either of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Science 37 Holdings, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Eastern time) on Thursday, May 11, 2023, via a live webcast at 9:00 a.m. (Eastern time), and at any adjournment, postponement or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000595744_2 R1.0.0.6